EXHIBIT (10)(a)(i)

FORM OF

EQ ADVISORS TRUST

CLASS IB

AMENDED AND RESTATED DISTRIBUTION AND SERVICE PLAN

WHEREAS, The Board of Trustees of the EQ Advisors Trust (the “Trust”), including the Independent Trustees (as defined herein), has concluded in the exercise of reasonable business judgment and in light of the trustees’ respective fiduciary duties under the Investment Company Act of 1940, as amended (the “Act”), that there is a reasonable likelihood that this Distribution and Service Plan (the “Plan”) will benefit each of the Trust’s portfolios identified in Schedule A hereto from time to time (each a “Portfolio”) and the Class IB shareholders thereof;

NOW, THEREFORE, in consideration of the foregoing, this Plan is hereby adopted as follows:

Section 1.    The Trust is authorized to pay a fee (the “Fee”) for services rendered and expenses borne in connection with the distribution and servicing of the Class IB shares of the Portfolios, at an annual rate with respect to each Portfolio not to exceed 0.25% of the average daily net assets attributable to the Portfolio’s Class IB shares. Some or all of such Fee may be paid to each of the distributors of the Portfolios’ Class IB shares (collectively, “Class IB Distributors”) in accordance with the distribution agreements with each of the Class IB Distributors. If at any time this Plan shall not be in effect with respect to the Class IB shares of all Portfolios, the Fee shall be computed on the basis of the net assets of the Class IB shares of those Portfolios for which the Plan is in effect. The Fee shall be accrued daily and paid monthly or at such other intervals as the Board of Trustees shall determine.

Section 2.    Some or all of the Fee paid to each of the Class IB Distributors may be spent on any activities or expenses primarily intended to result in the sale of Class IB shares of the Portfolios or the servicing and maintenance of variable annuity or variable life insurance contract (“Variable Contract”) accounts investing indirectly in the Portfolios’ Class IB shares, including but not limited to the following:

(a)	compensation to and expenses, including overhead and telephone expenses, of employees of each of the Class IB Distributors that engage in the distribution of the Class IB shares;

(b)

printing and mailing of prospectuses, statements of additional information, any supplements thereto, and reports for prospective purchasers of Variable Contracts investing indirectly in Class IB shares;

(c)

compensation to financial intermediaries and broker-dealers to pay or reimburse them for their services or expenses in connection with the distribution of Variable Contracts investing indirectly in Class IB shares;

(d)

expenses relating to the development, preparation, printing, and mailing of advertisements, sales literature, and other promotional materials describing and/or relating to the Portfolios and their Class IB shares;

(e)	expenses of holding or participating in seminars and sales meetings designed to promote the distribution of the Class IB shares;

(f)

expenses of obtaining information and providing explanations to Variable Contract owners regarding investment objectives and policies and other information about the Trust and the Portfolios, including the performance of the Portfolios;

(g)	expenses of training sales personnel regarding the Portfolios and their Class IB shares;

(h)	expenses of compensating sales personnel in connection with the allocation of cash values and premiums of the Variable Contracts to the Class IB shares; and

(i)

expenses of personal services and/or maintenance of Variable Contract accounts with respect to Class IB shares attributable to such accounts, which may include, among others, expenses of receiving and answering correspondence from Variable Contract owners (including requests for prospectuses and statements of additional information for the Portfolios), assisting Variable Contract owners in selecting underlying mutual fund investment options and completing applications for Variable Contracts, and preparing, printing and distributing reports of values and sub-account performance figures to Variable Contract owners who have values allocated to the Portfolios.

Section 3.    This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) a majority of the Trustees who (i) are not interested persons of the Trust, and (ii) have no direct or indirect financial interest in the operation of the Plan or any agreements related thereto (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Plan or such agreement.

Section 4.    This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 3 hereof.

Section 5.    Any person authorized to direct the disposition of monies paid or payable by the Class IB shares of a Portfolio pursuant to this Plan or any related agreement shall provide to the Board of Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 6.    This Plan may be terminated at any time with respect to the Class IB shares of a Portfolio by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities representing the Class IB shares of that Portfolio.

Section 7.    All agreements with any person relating to implementation of this Plan with respect to the Class IB shares of a Portfolio shall be in writing, and any agreement related to this Plan with respect to the Class IB shares of a Portfolio shall provide:

(a)

That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities representing the Class IB shares of such Portfolio, on not more than 60 days’ written notice to any other party to the agreement; and

(b)	That such agreement shall terminate automatically in the event of its assignment.

Section 8.    This Plan may not be amended to increase materially the amount of the Fee permitted pursuant to Section 1 hereof with respect to a Portfolio unless such amendment has been approved by a vote of at least a majority of the outstanding voting securities representing the Class IB shares of that Portfolio. In addition, all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 3 hereof.

Section 9.    The Trust shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to Section 6 hereof for a period of not less than six years from the date of the Plan, agreement or report, the first two years in an easily accessible place.

Section 10.    Each Portfolio is a separate series of the Trust and all debts, liabilities and expenses of the Class IB shares of a Portfolio shall be enforceable only against the assets of the Class IB shares of such Portfolio and not against the assets of any other Portfolio or class of shares or of the Trust as a whole. This Plan constitutes a separate distribution and service plan with respect to the Class IB shares of each Portfolio named in Schedule A from time to time.

Section 11.    As used in this Plan, the terms “affiliated person,” “assignment,” “independent legal counsel,” “interested person,” “majority of the outstanding voting securities” and “promoter” shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Adopted as of July 16-18, 2019

SCHEDULE A TO THE EQ ADVISORS TRUST

CLASS IB DISTRIBUTION AND SERVICE PLAN

The Plan shall apply to the following Portfolios of the Trust:

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Growth Stock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Core Plus Bond Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

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